UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2004

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Morningside Drive North,

Building B-Suite 300, Westport, CT 06880

(Address of principal executive offices) (zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2004, Velocity Express Corporation, a Delaware corporation (the “Company”), issued a press release announcing the receipt on November 16, 2004 of a letter from the Nasdaq Listing Qualification Staff notifying the Company that it is no longer in compliance with the annual meeting and proxy solicitation requirements, as set forth in Nasdaq Marketplace Rules 4350(e) and 4350(g), respectively, because it has not held an annual shareholders meeting since its last shareholder meeting held on September 18, 2003. The Company was already scheduled for a hearing before the Nasdaq Listing Qualifications Hearings Panel in relation to not being able to timely file its Annual Report on Form 10-K for its fiscal year ended July 3, 2004. The letter indicated that these additional deficiencies will be addressed at the scheduled hearing on November 18, 2004. The Company intends to propose at the hearing that its annual meeting be combined with a special meeting of shareholders to be held to consider a reverse stock split and various other matters. Under the direction of the Company’s independent Audit Committee of the Board of Directors, the Company is working diligently with its independent auditors to complete the audit of its fiscal 2004 financial statements, file its Form 10-K as soon as possible and file and distribute its proxy statement for a meeting of shareholders as soon as possible.

There can be no assurance that the Listing Qualifications Hearings Panel will agree with the Company’s request to continue the listing of the Company’s common stock on the Nasdaq SmallCap Market. The press release, attached as Exhibit 99.1, is filed and incorporated by reference into this Current Report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of Velocity Express Corporation, dated November 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2004

VELOCITY EXPRESS CORPORATION

By:	/s/ Wesley C. Fredenburg
Name: Wesley C. Fredenburg
Title: Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Velocity Express Corporation, dated November 17, 2004.